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                                                                    EXHIBIT 4.11

                          NEW HORIZONS WORLDWIDE, INC.

                               OMNIBUS EQUITY PLAN



                               ARTICLE 1. GENERAL

                  1.1 PURPOSE. The purpose of the New Horizons Worldwide, Inc. Omnibus Equity Plan (the "Plan") is to provide certain officers, directors and key personnel, as defined in Section 1.3, of New Horizons Worldwide, Inc. (the "Company") and its Affiliates (see below), and individuals who provide significant services for the benefit of the Company and certain of its Affiliates, with an equity-based incentive to maintain and enhance the performance and profitability of the Company. It is the further purpose of this Plan to permit the granting of awards that will constitute performance-based compensation for certain executive officers, as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

                  1.2      Administration.
                           ---------------

                  (a) The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), which Committee shall consist of two or more directors. It is intended that the directors appointed to serve on the Committee shall be "Disinterested Persons" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Act")) and "Outside Directors" (within the meaning of Code Section 162(m)), so long as satisfaction of such classifications is required for the exemptions set forth in such Rule and Section; PROVIDED, however, that the mere fact that a Committee member shall fail to qualify under either of these requirements shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.

                  (b) The determination of the Committee on all matters relating to the Plan or any Plan Agreement (see below) shall be conclusive.

                  (c) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

                  (d) Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan, in which case,



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the term Committee as used herein shall be deemed to mean the Board.

                  (e) For purposes of grants of awards to members of the Board who are not employed by the Company or an Affiliate, the Board shall serve as the Committee.

                  (f) The Company shall bear all costs, including attorneys' and accountants' fees and expenses, of administering the Plan.

                  1.3 PERSONS ELIGIBLE FOR AWARDS. Awards under the Plan may be made to such officers and executive, managerial or professional employees of the Company or its Affiliates, and individuals (including, without limitation, the Company's directors) who provide significant services for the benefit of the Company or its Affiliates, as the Committee shall from time to time in its sole discretion select; PROVIDED, that officers who are neither employees nor directors of the Company or any of its Affiliates shall not be eligible to receive awards under the Plan.

                  1.4      Types of Awards Under Plan.
                           ---------------------------

                  (a) Awards may be made under the Plan in the form of (i) stock Options ("Options"), (ii) stock appreciation rights ("Stock Appreciation Rights") which may be either (A) related to an Option ("Related Stock Appreciation Rights"), or (B) not related to an Option ("Unrelated Stock Appreciation Rights"), and (iii) restricted stock awards ("Restricted Stock Awards"), all as more fully set forth in Sections 2 and 3.

                  (b) Options granted under the Plan may be either (i) nonqualified stock options subject to the provisions of Code Section 83 ("Nonqualified Stock Options") or (ii) Options intended to qualify for incentive stock option treatment described in Code Section 422 ("Incentive Stock Options").

                  (c) All Options when granted are intended to be Nonqualified Stock Options, unless the applicable Plan Agreement explicitly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan, provided that such Option (or portion) otherwise meets the Plan's requirements relating to Nonqualified Stock Options.

                  1.5      Shares Available for Awards.
                           ----------------------------

                  (a) Subject to Section 4.5 (relating to adjustments upon changes in capitalization), as of any date the total number


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of Shares with respect to which awards may be granted under the Plan, shall equal the excess (if any) of 1,000,000 Shares, over (i) the number of Shares subject to outstanding awards, (ii) the number of Shares in respect of which Options and Stock Appreciation Rights have been exercised, and (iii) the number of Shares issued subject to forfeiture restrictions which have lapsed. In accordance with (and without limitation upon) the preceding sentence, awards may be granted in respect of Shares covered by previously granted awards that have expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting) and with respect to which Shares a grantee has received no benefits of ownership (other than voting rights and dividends that were forfeited on such expiration, termination or cancellation).

                  (b) The aggregate number of Shares which may be the subject of awards under the Plan in respect of any person shall not, in respect of any calendar year, exceed 300,000 Shares and shall not, in the aggregate, exceed 500,000 Shares.

                  (c) Shares that shall be subject to issuance pursuant to the Plan shall be authorized and unissued, or treasury or reacquired Shares, or any combination thereof.

                  (d) Without limiting the generality of the foregoing, the Committee may, with the grantee's consent, cancel any award under the Plan and issue a new award in substitution therefor; PROVIDED, that the substituted award shall satisfy all applicable Plan requirements as of the date such new award is made. The foregoing is not intended to prevent equitable adjustment of awards upon the occurrence of certain events as herein provided, including, without limitation, adjustments pursuant to Section 4.5.

                  1.6      Definitions of Certain Terms.
                           -----------------------------

                  (a) The term "Affiliate" means any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

                  (b) The term "Change in Control" means:

                           (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30% or more of the then outstanding Shares; PROVIDED, that for this purpose any Shares owned or acquired by Curtis Lee Smith, Jr. and/or Stuart O. Smith shall be ignored; PROVIDED, further, that for purposes of this



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                                    subsection (i), the following acquisitions
                                    shall not constitute a Change of Control:

                                    (A)     any acquisition directly from the
                                            Company; or

                                    (B)     any acquisition by the Company; or

                                    (C)     any acquisition by any employee
                                            benefit plan (or related trust)
                                            sponsored or maintained by the
                                            Company or any corporation
                                            controlled by the Company; or

                                    (D)     any acquisition by any corporation
                                            pursuant to a transaction which
                                            complies with clauses (A)(i) and
                                            (A)(ii) of subsection (iii) hereof;
                                            or

                           (ii) Individuals who, as of the date of the most recent amendment hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; PROVIDED, however, that any individual becoming a director subsequent to the date of the most recent amendment hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board; or

                           (iii) Consummation of a reorganization, merger or consolidation involving the Company or any Affiliate or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) either (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding Shares


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                                     and the combined voting power of the then
                                     outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transactions owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Shares or (2) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or at the time of the action of the Board providing for such Business Combination, and (B) no person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; or

                         (iv) A complete liquidation or dissolution of the Company.

                   (c) The term "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

                   (d) The term "Fair Market Value" means, in respect of a Share, its fair market value as determined in the reasonable judgment of the Committee at any time.

                   (e) The term "Shares" means shares of the $.01 par value common stock of the Company, or any security into which such shares may be converted by reason of any transaction or event of the type referred to in
Section 4.5 of this Plan.

                  1.7      Agreements Evidencing Awards.
                           -----------------------------

                  (a) Options, Stock Appreciation Rights and Restricted Stock Awards granted under the Plan shall be evidenced by written agreements. Any such written agreements shall (i) contain such



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provisions not inconsistent with the terms of the Plan as the Committee may in its sole discretion deem necessary or desirable and (ii) be referred to herein as "Plan Agreements".

                  (b) Each Plan Agreement shall set forth the number of Shares subject to the award granted thereby.

                  (c) Each Plan Agreement with respect to the granting of a related stock appreciation right shall set forth the number of Shares subject to the related Option which shall also be subject to the related stock appreciation right granted thereby.

                  (d) Each Plan Agreement with respect to the granting of an Option shall set forth the amount payable by the grantee to the Company in connection with the exercise of the Option evidenced thereby (the "Option Exercise Price").

                  (e) Each Plan Agreement with respect to a stock appreciation right shall set forth the amount (the "Appreciation Base") over which appreciation will be measured upon exercise of the stock appreciation right evidenced thereby. The Appreciation Base per Share subject to a Stock Appreciation Right shall not, in the case of a Related Stock Appreciation Right, be less than the Option Exercise Price per Share under the related Option.

             ARTICLE 2. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

                  2.1 GRANT OF STOCK OPTIONS. The Committee may grant Options to purchase Shares in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan.

                  2.2      Grant of Stock Appreciation Rights.
                           -----------------------------------

                  (a) RELATED STOCK APPRECIATION RIGHTS. The Committee may grant a Related Stock Appreciation Right in connection with all or any part of an Option granted under the Plan, either at the time the related Option is granted or any time thereafter prior to the exercise, termination or cancellation of such Option, and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, consistent with the terms of the Plan. The grantee of a Related Stock Appreciation Right shall, subject to the terms of the Plan and the applicable Plan Agreement, have the right to surrender to the Company for cancellation all or a portion of the related Option granted under the Plan, but only to the extent that such Option is then exercisable, and to be paid therefor an amount equal to the excess (if any) of
(i) the aggregate Fair Market Value of the Shares subject to such Option or portion thereof (determined as of the date of exercise of such Stock Appreciation Right), over (ii) the aggregate Appreciation Base of the Shares subject to such Stock Appreciation Right or portion thereof.


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                  (b) UNRELATED STOCK APPRECIATION RIGHTS. The Committee may
grant an Unrelated Stock Appreciation Right in such amount and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, consistent with the terms of the Plan. The grantee of an Unrelated Stock Appreciation Right shall, subject to the terms of the Plan and the applicable Plan Agreement, have the right to surrender to the Company for cancellation all or a portion of such Stock Appreciation Right, but only to the extent that such Stock Appreciation Right is then exercisable, and to be paid therefor an amount equal to the excess (if any) of: (i) the aggregate Fair Market Value of the Shares subject to such Stock Appreciation Right or portion thereof (determined as of the date of exercise of such Stock Appreciation Right), over (ii) the aggregate Appreciation Base of the Shares subject to such Stock Appreciation Right or portion thereof.

                  2.3 EXERCISABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS. Subject to the other provisions of the Plan:

                  (a) EXERCISABILITY DETERMINED BY PLAN AGREEMENT. Each Plan Agreement shall set forth the period during which and the conditions subject to which the Option or Stock Appreciation Right evidenced thereby shall be exercisable, as determined by the Committee in its discretion.

                  (b) EXERCISE OF RELATED STOCK APPRECIATION RIGHT. Unless the applicable Plan Agreement otherwise provides, a Related Stock Appreciation Right shall be exercisable at any time during the period that the related Option may be exercised.

                  (c) PARTIAL EXERCISE PERMITTED. Unless the applicable Plan Agreement otherwise provides, an Option or Stock Appreciation Right granted under the Plan may be exercised from time to time as to all or part of the full number of Shares as to which such Option or Stock Appreciation Right shall then be exercisable.

                  (d)      Notice of Exercise; Exercise Date.
                           ----------------------------------

                           (i) An Option or Stock Appreciation Right shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with Section 2.6.

                           (ii) Unless the applicable Plan Agreement otherwise provides, or the Committee in its sole discretion otherwise determines, the date of exercise of an Option or Stock Appreciation Right shall be the date the Company receives such written notice of exercise and payment.



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                  2.4      Exercise of Options.
                           --------------------

                  (a) TENDER DUE UPON NOTICE OF EXERCISE. Unless the applicable Plan Agreement otherwise provides or the Committee in its sole discretion otherwise determines, any notice of exercise of an Option shall be accompanied by payment of the full purchase price for the Shares being purchased.

                  (b) MANNER OF PAYMENT. Payment of the Option Exercise Price shall be made in any combination of the following:

                           (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee);

                           (ii) by personal check (subject to collection), which may in the Committee's discretion be deemed conditional;

                         (iii) if and to the extent provided in the applicable Plan Agreement or with the consent of the Committee in its sole discretion, by delivery of previously acquired Shares owned by the grantee for at least six months (or such other period as the Committee may prescribe) having a Fair Market Value (determined as of the Option exercise date) equal to the portion of the Option exercise price being paid thereby, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under
                                    Section 16 of the Act and does not require any Consent (see below);

                           (iv) if and to the extent provided in the applicable Plan Agreement or with the consent of the Committee in its sole discretion, by withholding Shares from the Shares otherwise issuable pursuant to the exercise of the Option, where the amount attributable to any Share so withheld shall be equal to the difference between the Fair Market Value of the Share (determined as of the Option exercise date) and the Option Exercise Price; and

                           (v) with the consent of the Committee in its sole discretion, by the full recourse promissory note and agreement of the grantee providing for payment with interest on the unpaid balance accruing at a rate not less than that needed to avoid the imputation of income



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                                    under terms of the Code and upon such terms
                                    and conditions as the Committee may
                                    determine.

                  (c) CASHLESS EXERCISE. Payment in accordance with Section 2.6(b) may be deemed to be satisfied, if and to the extent provided in the applicable Plan Agreement or with the consent of the Committee in its sole discretion, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Shares acquired upon exercise to pay for all of the Shares acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the grantee's direction at the time of exercise; PROVIDED, that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16 of the Act and does not require any Consent.

                  (d) ISSUANCE OF SHARES. As soon as practicable after receipt of full payment, the Company shall, subject to the provisions of Section 4.2, deliver to the grantee one or more certificates for the Shares so purchased, which certificates may bear such legends as the Company may deem appropriate concerning restrictions on the disposition of the Shares in accordance with applicable securities laws, rules and regulations or otherwise.

                  2.5      Exercise of Related Stock Appreciation Rights.
                           ----------------------------------------------

                  (a) Payment due to the grantee upon exercise of a Stock Appreciation Right shall be made in cash and/or in Shares (valued at the Fair Market Value thereof as of the date of exercise) as determined by the Committee in its sole discretion.

                  (b) Upon any exercise of a Related Stock Appreciation Right or any portion thereof, the number of Shares subject to the related Option shall be reduced by the number of Shares in respect of which such Stock Appreciation Right shall have been exercised.

                  2.6 TERMINATION OF EMPLOYMENT. Subject to the other provisions of the Plan and unless the applicable Plan Agreement otherwise provides, all Options and Stock Appreciation Rights granted to a grantee shall terminate upon the grantee's ceasing to perform services (whether as an employee or otherwise) for the Company and all Affiliates.

                  2.7 SPECIAL ISO REQUIREMENTS. In order for a grantee to receive special tax treatment with respect to stock acquired under an Option intended to be an Incentive Stock Option, the grantee of such Option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such Option, an employee of the Company or any of the Company's parent or subsidiary corporations



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(within the meaning of Code Section 424(f)), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which Code Section 424(a) applies. Notwithstanding any other provision of the Plan, no Plan Agreement shall permit an Incentive Stock Option to be exercisable more than ten years after the date of grant. The aggregate Fair Market Value (as of the effective date of grant of Incentive Stock Options) of Shares with respect to which Incentive Stock Options granted to a grantee under the Plan are exercisable for the first time by such grantee during any calendar year shall not exceed $100,000. If an Option granted under the Plan is intended to be an Incentive Stock Option, and if the grantee, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the grantee's employer corporation or of its parent or subsidiary corporation, then (i) the Option Exercise Price shall in no event be less than one hundred ten percent (110%) of the Fair Market Value on the date of such grant and (ii) such Option shall not be exercisable after the expiration of five years after the date such Option is granted.

                   ARTICLE 3. AWARDS OTHER THAN STOCK OPTIONS

                          AND STOCK APPRECIATION RIGHTS



                  3.1      Restricted Stock Awards.
                           ------------------------

                  (a) GRANT OF AWARDS. The Committee may grant Restricted Stock Awards under the Plan, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. The vesting of a Restricted Stock Award granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or any Affiliate, upon the attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

                  (b) PAYMENT. Each Plan Agreement with respect to a Restricted Stock Award shall set forth the amount (if any) to be paid by the grantee with respect to such award. If a grantee makes any payment in respect of a Restricted Stock Award which does not vest, appropriate payment may be made to the grantee following the forfeiture of such Restricted Stock Award on such terms and conditions as the Committee may determine.

                  (c) FORFEITURE UPON TERMINATION OF EMPLOYMENT. Unless the applicable Plan Agreement otherwise provides or the Committee otherwise determines, (i) if a grantee's employment or other provision of service terminates for any reason (including death) before all of his Restricted Stock Awards have vested, the unvested portion of such Restricted Stock Awards shall terminate



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and expire upon such termination, and (ii) in the event any condition to the vesting of Restricted Stock Awards is not satisfied within the period of time permitted therefor, such unvested Shares shall be returned to the Company.

                  (d) ISSUANCE OF SHARES. The Committee may provide that one or more Share certificates representing Restricted Stock Awards shall, on the date of the Restricted Stock Award, be registered in the grantee's name and bear an appropriate legend specifying that such Shares are not transferable and are subject to the terms and conditions of the Plan and the applicable Plan Agreement, or that no such Share certificate shall be issued by the Company on behalf of the grantee until such Shares vest, all on such terms and conditions as the Committee may determine. Unless the applicable Plan Agreement otherwise provides, no Share issued pursuant to a Restricted Stock Award may be assigned, transferred, otherwise encumbered or disposed of by the grantee until such Share has vested in accordance with the terms of the applicable Plan Agreement. Subject to the provisions of Section 4.2, as soon as practicable after any Restricted Stock Award shall vest, the Company shall issue or reissue to the grantee (or to the grantee's designated beneficiary in the event of the grantee's death) one or more certificates for the Shares represented by such Restricted Stock Award.

                  (e) GRANTEES' RIGHTS REGARDING RESTRICTED STOCK. Unless the applicable Plan Agreement otherwise provides, in respect of a Restricted Stock Award for which a certificate for Shares was registered in the grantee's name,
(i) the grantee may vote and receive dividends on such Shares; and (ii) any Shares distributed with respect to such Shares shall be subject to the same restrictions as such Shares, as set forth in the applicable Plan Agreement.

                            ARTICLE 4. MISCELLANEOUS

                  4.1 Amendment of the Plan; Modification of Awards.
                      ----------------------------------------------

                  (a) PLAN AMENDMENTS. The Board may, without stockholder approval, at any time and from time to time, suspend, discontinue or amend the Plan in any respect whatsoever, except that no such amendment shall impair any rights under any award theretofore made under the Plan without the consent of the grantee of such award. Furthermore, except as and to the extent otherwise permitted by this Plan, no such amendment shall, without stockholder approval:

                         (i) materially increase the benefits accruing to grantees under the Plan;

                         (ii)         increase beyond the amounts set forth in
                                      Section 1.5 the number of Shares in
                                      respect of which awards may be issued
                                      under the Plan;



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                         (iii)        increase beyond the amounts set forth in
                                      Section 1.5 the maximum number of Shares which may he made subject to awards to an individual;

                         (iv) modify the designation in Section 1.3 of the classes of persons eligible to receive awards under the Plan;

                         (v) extend the term of the Plan beyond the period set forth in Section 4.14.

                  (b) AWARD MODIFICATIONS. Subject to the terms and conditions of the Plan, the Committee may amend an outstanding Plan Agreement with a grantee, including, without limitation, any amendment which would (i) accelerate the time or times at which an award may vest or become exercisable and/or (ii) extend the scheduled termination or expiration date of the award and/or defer the delivery of cash or Shares upon exercise of an Option or Stock Appreciation Right, with delivery to be made later in the form of either installments or a single delivery; PROVIDED, however, that no modification having a material adverse effect upon the interest of a grantee in respect of an award shall be made without the consent of such grantee.

                  4.2      Restrictions.
                           -------------

                  (a) CONSENT REQUIREMENTS. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the acquisition, issuance or purchase of Shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

                  (b) CONSENT DEFINED. The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state or local law, rule or regulation, (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (iii) any and all written agreements and representations by the grantee with respect to the disposition of Shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (iv) any and all consents, clearances




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and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any Affiliate.

                  4.3      Transferability.
                           ----------------

                  (a) Except as provided in this Section 4.3, no award granted under this Plan shall be transferable by a grantee other than by will or the laws of the descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a grantee's lifetime only by the grantee or, in the event of the grantee's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the grantee under state law.

                  (b) The Committee may expressly provide in a Plan Agreement or other written form of consent that a grantee may transfer a Nonqualified Stock Option to his spouse or lineal descendants ("Family Members"), or a trust for the exclusive benefit of the grantee and/or Family Members, or a partnership or other entity affiliated with the grantee that may be approved by the Committee. Subsequent transfers of any such Nonqualified Stock Option shall be prohibited except in accordance with this Section 4.3(b). All terms and conditions of any such Nonqualified Stock Option, including provisions relating to the termination of the grantee's employment or service with the Company and its Affiliates, shall continue to apply following a transfer made in accordance with this
Section 4.3(b).

                  (c) Any award made under this Plan may provide that all or any part of the Shares that are to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, or upon the vesting of Shares issued pursuant to a Restricted Stock Award, may be subject to further restrictions upon transfer.

                  4.4      Withholding Taxes.
                           ------------------

                  (a) Whenever Shares are to be delivered pursuant to an award, the Committee may require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever cash is to be paid under the Plan (whether upon the exercise of a Stock Appreciation Right or otherwise), the Company may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any Shares under the Plan.

                  (b) Without limiting the generality of the foregoing, (i) a grantee may elect to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted Shares owned by the grantee for at least six months (or such other


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



period as the Committee may determine) having a Fair Market Value (determined as of the date of such delivery) equal to all or part of the amount to be so withheld; PROVIDED, that the Committee may require, as a condition of accepting any such delivery, the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16 of the Act and (ii) the Committee may permit any such delivery to be made by withholding Shares from the Shares otherwise issuable pursuant to the award giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date such withholding obligation arose.

                  4.5 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If and to the extent specified by the Committee, the number of Shares which may be issued pursuant to awards under the Plan, the maximum number of Shares subject to awards which may be granted to any one person in any calendar year, the number of Shares subject to any award, the Option Exercise Price and Appreciation Base in respect of awards previously granted under the Plan, and the amount payable by a grantee in respect of an award, shall be appropriately adjusted (as the Committee may determine) for any change in the number of issued Shares resulting from the subdivision or combination of Shares or other capital adjustments, or the payment of a stock dividend after the effective date of the Plan, or other change in such Shares effected without receipt of consideration by the Company; PROVIDED, that any awards covering fractional Shares resulting from any such adjustment shall be eliminated; and PROVIDED, further, that each Incentive Stock Option granted under the Plan shall not be adjusted in a manner that would cause such Option to fail to continue to qualify as an Incentive Stock Option within the meaning of Code Section 422. Adjustments under this Section 4.5 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

                  4.6 RIGHT OF DISCHARGE RESERVED. Nothing in the Plan or in any Plan agreement shall confer upon any person the right to continue in the employment of the Company or an Affiliate or affect any right which the Company or an Affiliate may have to terminate the employment of such person.

                  4.7 NO RIGHTS AS A STOCKHOLDER. No grantee or other person shall have any of the rights of a stockholder of the Company with respect to Shares subject to an award until the issuance of a stock certificate to him for such Shares. Except as otherwise provided in Section 4.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

                  4.8      Nature of Payments.
                           -------------------

                  (a) Any and all awards or payments hereunder shall be granted, issued, delivered or paid, as the case may be, in consideration of services performed by the grantee for the Company or its Affiliates.

                           (b) No such awards and payments shall be, unless
otherwise agreed to by the Company, taken into account in computing the grantee's salary or compensation for the purposes of determining any benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate or (ii) any agreement between the Company or any Affiliate and the grantee.

                  (c) By accepting an award under the Plan, the grantee shall thereby waive any claim to continued exercise or vesting of an award or to damages or severance entitlement related to non-continuation of the award beyond the period provided herein or in the applicable Plan Agreement, notwithstanding any contrary provision in any written employment contract with the grantee, whether any such contract is executed before or after the date of the award.

                  4.9 NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan Agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the exercise by the Committee of its discretion in respect of paying either cash or Shares upon the exercise of Stock Appreciation Rights pursuant to the terms of the Plan.

                  4.10 OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any Affiliate, or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

                  4.11 Effect of Change in Control.
                       ----------------------------

                  (a) In the event of a Change in Control, or in the event that the Board shall propose that the Company enter into a transaction that would result in a Change in Control, the Committee may in its discretion, by written notice to a grantee, provide that any one or more of the following conditions shall apply: (a) the Options or Stock Appreciation Rights shall become immediately exercisable by any grantees and/or that such Options or Stock Appreciation Rights shall terminate if not exercised prior or in connection with the Change in Control or within some other prescribed period of time, (b) such Options or Stock Appreciation Rights shall be assumed by the successor entity or parent of such successor entity, or (c) substantially equivalent options or stock appreciation rights shall be substituted by the successor entity or a parent of such successor entity. The Committee may also, in its discretion, by written notice to a grantee provide that all or some of the restrictions on any of the grantee's awards shall lapse in the event of a Change in Control and upon such terms and conditions as the Committee may determine.

                  (b) Whenever deemed appropriate by the Committee, the actions referred to in Section 4.1l(a) may be made conditional upon the consummation of the Change in Control.

                  4.12 SECTION HEADINGS. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

                  4.13 GOVERNING LAW. The Plan shall be governed by the laws of the State of Delaware without giving effect to any choice of laws provisions.



                  4.14 Effective Date and Term of Plan.
                       --------------------------------

                  (a) The Plan shall be deemed adopted and become effective upon the approval thereof by the Board or such other date as the Board shall determine, subject to approval of the stockholders of the Company at the next Annual Meeting of Stockholders. The Committee may grant awards subject to the condition that this Plan shall be approved by the stockholders of the Company as set forth in the preceding sentence.

                  (b) The Plan shall terminate upon the earlier of (i) ten years after the earlier of the date on which it becomes effective or is approved by the Company's stockholders, and (ii) such date as the Board shall determine, and no awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all awards made under the Plan prior to such termination date shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan Agreement.